         As filed with the Securities and Exchange Commission on August 31, 2000
                                                    Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                          --------------------------

                          CARRIER ACCESS CORPORATION
            (Exact name of Registrant as specified in its charter)
                          --------------------------

            Delaware                                            84-1208770
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                            Identification Number)

                              5395 Pearl Parkway
                               Boulder, CO 80301
         (Address, including zip code of Principal Executive Offices)

                             Amended and Restated
                            Millennia Systems, Inc.
                      Nonqualified Stock Option Agreement
                           (Full Title of the Plan)

                                 Tim Anderson
                            Chief Financial Officer
                          Carrier Access Corporation
                              5395 Pearl Parkway
                               Boulder, CO 80301
                                (303) 442-5455
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copy to:
                            Mark A. Bertelsen, Esq.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                           Palo Alto, CA 94304-1050
                                (650) 493-9300
                          --------------------------

                                    CALCULATION OF REGISTRATION FEE
=================================================================================================================
            Title of Securities                               Proposed Maximum    Proposed Maximum     Amount of
                     to                        Amount to be    Offering Price    Aggregate Offering  Registration
               be Registered                    Registered      Per Share (2)          Price             Fee
-----------------------------------------------------------------------------------------------------------------
Amended and Restated Millennia Systems,
Inc. Nonqualified Stock Option Agreement      29, 514 shares      $ 43.88          $ 1,295,074.32      $ 341.90
(the "Option Agreement") (1)

Common Stock, $.0001 par value
-----------------------------------------------------------------------------------------------------------------

(1) Pursuant to an Agreement and Plan of Reorganization by and among Carrier Access, Millenia Acquisition Corporation and Millennia Systems, Inc. ("Millennia") and dated as of August 4, 2000 (the "Reorganization Agreement"), the Registrant assumed all of the outstanding options to purchase common stock of Millennia under the option agreements between Millennia and certain of Millennia's employees (the "Assumed Options"), with appropriate adjustments to the number of shares and exercise price of each Assumed Option to reflect the ratio at which the common stock of Millennia was converted into common stock of the Registrant under the Reorganization Agreement.

(2) Estimated solely for the purpose of computing the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act") and computed pursuant to Rule 457(c) under the Securities Act based upon the average of the high and low prices of the Common Stock on August 24, 2000, as reported on the Nasdaq National Market.
================================================================================

                          CARRIER ACCESS CORPORATION
                      REGISTRATION STATEMENT ON FORM S-8

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

Item 1.  Option Agreement Information.

     The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.  Registration Information and Employee Option Agreement Annual
Information.

     The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents and information previously filed with the Securities and Exchange Commission (the "Commission") by Carrier Access Corporation (the "Registrant") are hereby incorporated herein by reference:

     . The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed with the Commission on March 15, 2000 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     . The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000 filed with the Commission on May 12, 2000 and August 14, 2000, respectively, pursuant to Section 13(a) of the Exchange Act;

     . The Registrant's Current Report on Form 8-K filed with the Commission on August 18, 2000 pursuant to Section 13(a) of the Securities Exchange Act; and

     . The description of Registrant's Common Stock contained in the Registrant's Registration Statement No. 000-24597 on Form 8-A filed with the Commission on July 7, 1998, pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Reference is made to Registrant's Registration Statement No. 000-24597 on Form 8-A as amended (including the exhibits thereto) which is incorporated by reference herein as indicated in Item 3.

Item 5.  Interests of Named Experts and Counsel.

     None.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article V of the Registrant's Bylaws provides for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Certificate of Incorporation provides that, subject to Delaware law, its directors shall not be personally liable for monetary damages for breach of the directors' fiduciary duty as directors to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant or its stockholders for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into indemnification agreements with its officers and directors, a form of which was previously filed on May 29, 1998 with the Securities and Exchange Commission as an Exhibit to the Registrant's Registration Statement on Form S-1 (No. 333-53947). The indemnification agreements provide the Company's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

Item 7.    Exemption from Registration Claimed.

           Not applicable.

Item 8.    Exhibits.

    Exhibit
    Number     Description
    ------     -----------

     4.1*      Form of Registrant's Amended and Restated Certificate of
               Incorporation.

     4.2*      Form of Registrant's By-laws.

     4.3*      Form of Registrant's Specimen Common Stock Certificate.

     4.4 Form of Amended and Restated Millennia Systems, Inc. Nonqualified Stock Option Agreement.

     5.1       Opinion of counsel as to legality of securities being registered.

     23.1      Consent of counsel (contained in Exhibit 5.1).

     23.2      Consent of KPMG LLP, Independent Accountants.

     24.1      Power of Attorney (included on page 5 herein).


* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (Registration No. 333-53947), as amended, originally filed with the Commission on May 29, 1998 and declared effective July 30, 1998.

Item 9.  Undertakings.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on August 30th, 2000.

                              CARRIER ACCESS CORPORATION

                              By: /s/ Nancy Pierce
                                  ----------------------------------------------
                                  Nancy Pierce
                                  Vice President, Finance and Administration;
                                  Treasurer; Secretary and Director

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Nancy Pierce his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 together with all schedules and exhibits thereto (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed on this 30th day of August 2000 by the following persons in the capacities indicated:

           Signatures                                  Title
           ----------                                  -----

/s/ Roger Koenig
______________________________
Roger Koenig                            Chairman of the Board of Directors,
                                        President and Chief Executive Officer

/s/ Tim Anderson
______________________________
Tim Anderson                            Chief Financial Officer


/s/ Nancy Pierce
______________________________
Nancy Pierce                            Vice President of Finance and
                                        Administration, Treasurer, Secretary
                                        and Director

/s/ John Barnett, Jr.
______________________________
John Barnett, Jr.                       Director


/s/ Douglas Carlisle
______________________________
Douglas Carlisle                        Director


______________________________
Joseph Graziano                         Director


______________________________
Ryal Poppa                              Director

                               Index to Exhibits

    Exhibit
    Number     Description
    ------     -----------

     4.1*      Form of Registrant's Amended and Restated Certificate of
               Incorporation.

     4.2*      Form of Registrant's By-laws.

     4.3*      Form of Registrant's Specimen Common Stock Certificate.

     4.4 Form of Amended and Restated Millennia Systems, Inc. Nonqualified Stock Option Agreement.

     5.1       Opinion of counsel as to legality of securities being registered.

    23.1       Consent of counsel (contained in Exhibit 5.1).

    23.2       Consent of KPMG LLP, Independent Accountants.

    24.1       Power of Attorney (included on page 5 herein).

* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (Registration No. 333-53947), as amended, originally filed with the Commission on May 29, 1998 and declared effective July 30, 1998.